Exhibit 10.143

FORM OF OMNIBUS AMENDMENT TO

DEFERRED UNIT AND PHANTOM UNIT AGREEMENTS UNDER

BLACKSTONE INC. AMENDED AND RESTATED

2007 EQUITY INCENTIVE PLAN (“AMENDMENT”)

(As adopted on     , effective as of    )

WHEREAS, Blackstone Inc. (the “Company”) previously granted to certain equity award recipients (each, a “Participant”) awards of deferred units and/or phantom units (collectively, “Awarded Units”) relating to the Company’s Shares under the Company’s Amended and Restated 2007 Equity Incentive Plan (as amended, restated, or modified from time to time, the “Plan”);

WHEREAS, the Plan Administrator has the authority to establish the terms and conditions of awards under the Plan, and to make certain amendments with respect thereto;

WHEREAS, certain Participants currently hold unvested Awarded Units that remain outstanding pursuant to forms of award agreements covering such Awarded Units (collectively, the “Award Agreements”);

WHEREAS, the Award Agreements currently provide for certain vesting benefits upon the occurrence of a Participant’s “Retirement” as defined therein;

WHEREAS, the Administrator has determined to amend the Award Agreements to provide for additional vesting benefits in the event of an “Enhanced Retirement” as defined herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plan or the Award Agreements, as applicable.

NOW, THEREFORE, effective as of April 1, 2025 (the “Effective Date”), the Company hereby amends the Award Agreements as follows:

1. “Enhanced Retirement” Definition. A new defined term “Enhanced Retirement” shall be incorporated into each Award Agreement, with the following meaning:

“Enhanced Retirement” shall mean the Participant’s retirement from his or her Employment with the Company and its Affiliates after (x) the Participant’s age plus years of service with the Company and its Affiliates totals at least 70, (y) the Participant has reached age 60, and (z) the Participant has had a minimum of ten years of service.

2. Full Vesting Upon Enhanced Retirement. Each Award Agreement shall be amended to provide for the following in the event of the Participant’s Enhanced Retirement:

Upon the occurrence of a Qualifying Event on account of the Enhanced Retirement of the Participant, 100% of the then unvested Awarded Units shall remain eligible to vest upon each of the following scheduled Vesting Dates; provided that if, following the Participant’s Enhanced Retirement, the Participant breaches any applicable provision of the Non-Competition, Non-Solicitation and Confidentiality

Agreement to which the Participant is a party or otherwise engages in any Competitive Activity, the Participant’s Awarded Units which remain undelivered as of the date of such violation or engagement in Competitive Activity, as determined by the Administrator in its sole discretion, will be forfeited without payment. As a pre-condition to a Participant’s right to continued vesting and delivery of the Awarded Units following Enhanced Retirement, the Administrator may require the Participant to certify in writing prior to each scheduled Vesting Date that the Participant has not breached any applicable provisions of the Participant’s Non-Competition, Non-Solicitation and Confidentiality Agreement or otherwise engaged in any Competitive Activity. Shares (or the right to receive cash, if applicable) underlying the Awarded Units that become vested pursuant to an Enhanced Retirement shall be delivered to the Participant on the same delivery schedule as would be applicable in the case of a standard “Retirement” pursuant to the Award Agreement.

3. No Change to Standard Retirement Benefits. This Amendment shall have no impact on the provisions applicable under Award Agreements in the case of a “Retirement” that does not also qualify as an Enhanced Retirement.

4. Remainder of Award Agreements. Except as specifically set forth in this Amendment, all other provisions of the Award Agreements shall remain in full force and effect as originally set forth therein. By executing this Amendment, the Company neither waives nor relinquishes any right which arose under or that relates to the terms of the Award Agreements prior to this Amendment.

5. Construction. On and after the Effective Date, each reference to the Award Agreements shall mean and be a reference to each such Award Agreement as amended hereby, and this Amendment and each such Award Agreement shall be read together and construed as a single instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company has executed this Amendment as set forth below.

BLACKSTONE INC.

By:
Name:
Title:

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